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                          AMENDED AND RESTATED BYLAWS

                                       OF

                           VICTORIA BANKSHARES, INC.
                            (Adopted April 18, 1995)

                                   ARTICLE I

                                  SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of shareholders shall be held on the third Tuesday in April of each year at 10:30 a.m., if not a legal holiday, and, if a legal holiday, then on the next succeeding business day, for the purpose of electing directors. Any business may be transacted at an annual meeting, except as otherwise provided by law or by these bylaws. Any shareholder may present a shareholder resolution or propose other business to be brought before a meeting of shareholders only if such shareholder has given timely notice in proper written form of the shareholder's intent to present such resolution or propose such other business and such written notice is by personal delivery or by first class United States mail, postage pre-paid, to the Secretary of the Corporation at the principal office of the Corporation no later than forty-five (45) days nor more than sixty (60) days prior to the annual meeting of shareholders; provided, however, that in the event that less than fifty-five (55) days' notice of the date of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, not later than the close of business on the tenth (10th) day following the day on which notice of the meeting was mailed to the shareholders. Each such notice shall set forth: (i) the name and address of the shareholder who intends to present a shareholder resolution or propose business; (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by such shareholder; (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to present the shareholder resolution or propose the business specified in the notice; (iv) a full description of the shareholder resolution or business to be brought before the shareholder meeting; and (v) the reasons for presenting the shareholder resolution or for conducting the proposed business at a shareholder meeting, and any material interest in such business of such shareholder or of the person on whose behalf such proposal is made. A shareholder resolution or proposed business shall not be presented at the meeting unless made in accordance with the procedures set forth herein. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder resolution or matter was not presented in accordance with the Bylaws, and if such person should so determine, shall so declare to the meeting and the defective resolution or matter shall be disregarded.

         Section 2. Special Meeting. A special meeting of shareholders may be called at any time by the holders of at least ten percent (10.0%) of the outstanding stock entitled to be voted at such meeting, by the Board of Directors, by the Chairman of the Board, any Vice-Chairman of the Board or by the President. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting. All such special meetings shall be
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presided over by the Chairman of the Board, or in his or her absence or inability or refusal to act in such capacity, by any Vice-Chairman of the Board or, in their absence or inability or refusal to act in such capacity, by the President.

         Section 3. Place. The annual meeting of shareholders may be held at any place within or without the State of Texas designated by the Board of Directors. Special meetings of shareholders may be held at any place within or without the State of Texas designated by the Board of Directors. Any meeting may be held at any place within or without the State of Texas designated in a waiver of notice of such meeting signed by the shareholders. Meetings of shareholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

         Section 4. Notice. Written or printed notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.

         Section 5. Quorum. The holders of at least a majority of the outstanding stock entitled to vote thereat and present in person or by proxy, shall constitute a quorum. Except as otherwise required by law, the Articles of Incorporation or these bylaws, the act of a majority of the stock at any meeting at which a quorum is present shall be the act of the shareholders' meeting. The shareholders present at any meeting, though less than a quorum, may adjourn the meeting and any business may be transacted at the adjournment that could be transacted at the original meeting. No notice of adjournment, other than the announcement at the meeting, need be given.

         Section 6. Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting.
The Secretary, or in his or her absence the person serving as secretary of the meeting, shall determine the validity of the proxies and the qualification of voters. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

         Section 7. Voting of Shares. Each outstanding share of a class entitled to vote upon a matter submitted to a vote at a meeting of shareholders shall be entitled to one (1) vote on such matter.

         Section 8. Officers. The Chairman of the Board or, in his or her absence, any Vice-Chairman of the Board, or, in the absence of all such foregoing officers, the President shall preside at and the Secretary shall keep the records of each meeting of shareholders, and in the





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absence of either such presiding officer or the Secretary, his or her duties shall be performed by some person appointed by the meeting.

         Section 9. List of Shareholders. A complete list of shareholders entitled to vote at each shareholders' meeting, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the Secretary and filed at the registered office of the Corporation and subject to inspection by any shareholder during usual business hours for a period of ten
(10) days prior to such meeting and shall be produced at such meeting and at all time during such meeting be subject to inspection by any shareholder.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1. Number and Term of Office. The business and property of the Corporation shall be managed and controlled by the Board of Directors and subject to the restrictions imposed by law, by the Articles of Incorporation, or by these bylaws, they may exercise all the powers of the Corporation.

         The number of directors which shall constitute the entire Board of Directors shall be determined from time to time by resolution of the Board of Directors (provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board of Directors). If the Board of Directors makes no such determination, the number of directors shall be the number set forth in the Articles of Incorporation. Each director shall hold office for the term for which the director is elected and until the director's successor shall have been elected and qualified or until the director's earlier death, resignation or removal.

         Unless otherwise provided in the Articles of Incorporation, directors need not be residents of the State of Texas nor shareholders of the Corporation.

         The directors shall, except as hereinafter otherwise provided, be elected at the annual meeting of shareholders. Nominations of persons for election to the Board of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors for the purpose of nominating candidates or by any shareholder entitled to vote for the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors only if written notice of such shareholder's intent to make such nomination or nominations has been given by notice in writing, either by personal delivery or by first class United States mail, postage pre-paid, to the Secretary of the Corporation at the principal office of the Corporation no later than forty-five
(45) days nor more than sixty (60) days prior to any meeting of the shareholders called for the election of directors; provided, however, that in the event that less than fifty-five (55) days' notice of the date of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, not later than the close of business on the tenth (10th) day following





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the day on which notice of the meeting was mailed to shareholders.  Each such notice shall set forth: (i) the name and address of the shareholder proposing to make such nomination or nominations; (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iii) the name, age, business experience, principal occupation or employment and other qualifications of the person or persons to be nominated; and (iv) the consent of each nominee to serve as a director of the Corporation if so elected. No shareholder nomination shall be effective unless made in accordance with the procedures set forth herein. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the Bylaws, and if such person should so determine, shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 2. Term, Removal and Vacancies. The Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At the annual meeting of shareholders in 1995, three directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, three directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and four directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of shareholders, the respective successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any increase or decrease in the number of directors elected by holders of common stock shall be apportioned among the classes of directors so as to make each class as nearly equal in number as is practicable.

         Notwithstanding any other provision of the articles of incorporation or these bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the articles of incorporation or these bylaws), any director or the entire board of directors may be removed only for cause and only by the affirmative vote of the holders of sixty- six and two-thirds percent (66 2/3%) of all the shares of stock of the Corporation entitled to vote at a meeting of shareholders, voting together as a single class.

         Any vacancies in the board of directors, for any reason, and any newly created directorships resulting from any increase in the number of directors (to the extent permitted by law) shall be filled by the board of directors, acting by not less than a majority of the directors then in office, even if less than a quorum (which majority may consist of a sole remaining director). Any directors so chosen to fill any such vacancies or newly created directorships shall, unless otherwise required by law, hold office until the next election of the class for which such directors shall have been chosen and until their respective successors shall be duly elected and qualified.

         Section 3. Meeting of Directors. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such





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place or places in the State of Texas, or outside the State of Texas, as the
Board of Directors may from time to time determine.

         Section 4. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders, and no notice of such meeting shall be necessary.

         Section 5. Election of Officers. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of shareholders, the Board of Directors shall proceed to the election of the officers of the Corporation.

         Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

         Section 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, any Vice-Chairman of the Board, the President or by a majority of the directors for the time being in office.

         Section 8. Notice. The Secretary shall give notice of each special meeting in person, or by mail or telegraph at least two (2) days before the meeting to each director. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         At any meeting at which every director shall be present, even though without notice, any business may be transacted.

         Section 9. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by the Articles of Incorporation or by these bylaws.

         Section 10. Order of Business. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board may determine. At all meetings of the Board of Directors, the Chairman of the Board,





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or, in his or her absence, any Vice-Chairman of the Board, or in the absence of all such officers, the President, or, in his or her absence, a chairman chosen by the Board from among the directors present shall preside.

         The Secretary of the Corporation shall act as secretary of the meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any person to act as secretary of the meeting.

         Section 11. Compensation. Directors as such shall not receive any stated salary for their service, but rather the directors shall receive such retainers, fees, incentive compensation and expenses as shall be determined from time to time by resolution of the Board; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

         Section 12. Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless the director's dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 13. Approval or Ratification of Acts or Contracts by Shareholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the shareholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that quorum is present), shall be as valid and as binding upon the Corporation and upon all the shareholders as if it has been approved or ratified by every shareholder of the Corporation.

                                  ARTICLE III

                                   COMMITTEES

         Section 1. Designation; Powers. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, amending, altering, or repealing the bylaws of the Corporation or adopting new bylaws for the Corporation, filling vacancies of the Board of Directors or any such committee, filling any directorship to be filled by reason of an increase in the number of Directors, electing or removing officers or members of any such committee, fixing the compensation of any member of such committee, or





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altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable; and, unless such resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the Corporation. The members of any committee and its chairman shall be nominated by the Chairman of the Board, or in his or her absence the officer presiding, and shall be elected by the Board.

         Section 2. Procedure; Meetings; Quorum. Any committee designated pursuant to Section 1 of this Article shall choose its own secretary, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

         Section 3. Substitution of Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. Number, Titles and Term of Office. The officers of the Corporation shall be a Senior Chairman of the Board, a Chairman of the Board and Chief Executive Officer, a President and Chief Operating Officer, one (1) or more Executive Vice-Presidents, one (1) or more Vice-Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time elect or appoint. The Board at its option may from time to time elect a Senior Chairman of the Board Emeritus, which office shall be an honorary one. Each officer shall hold office until the officer's successor shall have been duly elected and qualified or until the officer's death or until the officer shall resign or shall have been removed in the manner hereinafter provided. One (1) person may hold more than one (1) office, except that neither any Chairman of the Board nor the President shall hold the office of Secretary. Every type of Chairman of the Board, every Vice-Chairman of the Board and the President shall be chosen from among the directors of the Corporation; none of the other officers need be a director.





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         Section 2.  Removal.  Any officer or agent elected or appointed by the
Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 3. Vacancies. A vacancy in the office of any officer may be filled by vote of a majority of the directors for the unexpired portion of the term.

         Section 4.  Powers and Duties of the Senior Chairman of the Board.
The Senior Chairman of the Board shall have such powers and duties as from time to time may be assigned to the Senior Chairman of the Board by the Board of Directors.

         Section 5. Powers and Duties of the Chairman of the Board and Chief Executive Officer. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and, subject to the powers of the Board of Directors, shall have general executive charge, management and control of the properties and operations of the Corporation in the ordinary course of its business with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities; shall preside at all meetings of the shareholders and of the Board of Directors; may agree upon and execute all division and transfer orders, bonds, contracts and other obligations in the name of the Corporation, and may sign all certificates for shares of capital stock of the Corporation.

         Section 6. Powers and Duties of the Vice-Chairmen of the Board. In the absence of the Chairman of the Board, the Vice-Chairmen of the Board, in the order of their election, shall preside at all meetings of the shareholders and of the Board of Directors. The Vice-Chairmen of the Board shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to them by the Board of Directors.

         Section 7. Powers and Duties of the President and Chief Operating Officer. The President shall be the Chief Operating Officer of the Corporation and, subject to the powers of the Board of Directors and the Chairman of the Board and Chief Executive Officer, shall have general charge, management and control of the operations of the Corporation in the ordinary course of its business, with all such powers with respect to such operations as may be reasonably incident to such responsibilities; shall preside in the absence of the Chairman and all the Vice-Chairmen of the Board at all meetings of the shareholders and of the Board of Directors; in the absence of the Chairman, may agree upon and execute all division and transfer orders, bonds, contracts and other obligations in the name of the Corporation, and may sign all certificates for shares of capital stock of the Corporation.

         Section 8. Executive Vice-Presidents and Vice-Presidents. In the absence of the Chairman and the President or in the event of their inability or refusal to act, any Executive Vice-President or any Vice-President shall perform the duties of the Chairman and the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the





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Chairman and the President.  The Executive Vice-Presidents and the
Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 9. Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which come into the Treasurer's hands. When necessary or proper, the Treasurer may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the Board of Directors; the Treasurer may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such other officer as is designated by the Board of Directors. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Treasurer's cash account; the Treasurer shall enter or cause to be entered regularly in the books of the Corporation to be kept by the Treasurer for that purpose full and accurate accounts of all moneys received and paid out on account of the Corporation; the Treasurer shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors; the Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.

         Section 10. Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to such office, together with such other powers and duties as may be assigned to an Assistant Treasurer by the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during the officer's absence or inability to act.

         Section 11. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders, in books provided for that purpose; the Secretary shall attend to the giving and serving of all notices; the Secretary may sign with the Chairman or the President, or any other officer so authorized in these bylaws, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto; the Secretary may sign with the Chairman or the President or any other officer so authorized by these bylaws all certificates for shares of the capital stock of the Corporation; the Secretary shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours, and the Secretary shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.

         Section 12. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to such office, together with such other powers and duties as may be assigned to an Assistant Secretary by the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability to act.





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                                   ARTICLE V

                         INDEMNIFICATION AND INSURANCE

         The Corporation shall indemnify and advance expenses to all directors, advisory directors, officers, employees and agents (and former directors, advisory directors, officers, employees and agents) of the Corporation and its subsidiaries, and to all persons who are or were serving at the request of the Corporation as a director, advisory director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the maximum extent allowed by the Texas Business Corporation Act and other applicable law.

         If the Texas Business Corporation Act or other applicable law is amended after adoption of this provision of the Bylaws by the Board of Directors to authorize corporate action further expanding the Corporation's power to indemnify, then the Corporation shall be and hereby is authorized to indemnify the persons named above to the fullest extent permitted by the Texas Business Corporation Act or other applicable law, as so amended.

         The Corporation shall also have the power to purchase and maintain at its cost and expense insurance on behalf of such persons to the fullest extent permitted by the Texas Business Corporation Act and other applicable law.

                                   ARTICLE VI

                                 CAPITAL STOCK

         Section 1. Certificates of Shares. The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman, the President, any Executive Vice-President or any Vice-President, and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer and may be sealed with the seal of this Corporation or a facsimile thereof. Any or all the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

         Section 2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares.





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         Section 3.  Closing of Transfer Books.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed sixty (60) days in any case. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty
(60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         Section 4. Regulations. The Board of Directors shall have power and authority to make all such rules and regulation as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 1. Offices. Until the Board of Directors otherwise determines, the registered office of the Corporation required by the Texas Business Corporation Act to be maintained in the State of Texas, shall be the principal place of business of the Corporation, but such registered office may be changed from time to time by the Board of Directors in the manner provided by law and need not be identical to the principal place of business of the Corporation. The Corporation may also have at such other places both within and without the State of Texas as the Board of Directors may from time to time determine.

         Section 2. Fiscal Year. The fiscal year of the Corporation shall be such as the Board of Directors shall, by resolution, establish.

         Section 3. Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors. In the absence or in the event of the inability to act of the Secretary and the Assistant Secretary, the Chairman or the President may by written order empower any officer of the Corporation other than themselves to affix the corporate seal whenever the corporate seal is required to be affixed to any instrument.





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
         Section 4. Notice and Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of these bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at such person's post office address, as it appears on the books of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         Section 5. Resignations. Any director, committee member or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         Section 6. Securities of Other Corporations, Contracts and Deeds. The Chairman of the Board, any Vice- Chairman of the Board, the President, and Executive Vice-President and any Vice-President of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issue which may be held or owned by the Corporation; to make, execute and deliver any waiver, proxy or consent with respect to any such securities; and to make, execute and deliver any contract, deed or other conveyance on any type of lien instrument on behalf of the Corporation.

         Section 7. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

         Section 8. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records, and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         Section 9. Reliance Upon Books, Reports and Records. Neither a director nor a member of any committee shall be liable if, in the exercise of ordinary care, the director or committee member relied and acted in good faith upon financial statements or other information of the Corporation represented to the director or committee member to be correct in all material respects by the Chairman or the President or by the officer of the Corporation having charge of its books of account, or reported by an independent public or certified public accountant or firm of such accountants to present fairly the financial position of the Corporation, nor shall the director or committee member be so liable if, in the exercise of ordinary care and in good faith,





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
in determining the amount available for payment of a dividend or other distribution, the director or committee member considered the assets of the Corporation to be of their book value.

         Section 10. Action Without a Meeting or Telephone Conference Meeting. Any action permitted or required by law, the Articles of Incorporation or these bylaws, to be taken at a meeting of the shareholders, the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken is signed by all the shareholders or members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State. Subject to the requirements by law for notice of meetings, unless otherwise restricted by the Articles of Incorporation, shareholders, members of the Board or Directors or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such shareholders, Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. Amendment to Bylaws. These bylaws may be altered, amended, or repealed by the affirmative vote of the holders of a majority of the outstanding stock at any annual meeting, or at any special meeting if notice of the proposed amendment be contained in the notice of said special meeting, or by the affirmative vote of a majority of the full Board of Directors at any regular or special meeting, provided notice of said proposed amendment be contained in the notice of the special meeting.

         Notwithstanding any other provisions of these bylaws, no amendment to these bylaws shall amend, alter, change or repeal any of the provisions of this
Article VIII or Article II, Section 2, of these bylaws, unless such amendment, alteration, change or repeal shall receive either (i) the affirmative vote of the holders of not less than eighty percent (80%) of all shares of stock of the Corporation entitled to vote at a meeting of shareholders, voting together as a single class, or (ii) the affirmative vote of a majority of directors in office.





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